Stitch Fix Announces the Temporary Closure of Two Distribution Centers as a Result of State and Local Public Health Orders

SAN FRANCISCO, March 20, 2020 /PRNewswire/ -- Stitch Fix, Inc. (NASDAQ:SFIX) the leading online personal styling service, today announced that, as a result of current public health orders in San Mateo County, California and in Pennsylvania, it is temporarily closing two of its distribution centers. The South San Francisco, California distribution center is anticipated to be closed until April 7, 2020 to comply with the applicable order. The Bethlehem, Pennsylvania distribution center will be closed until the governor provides an expected end date for the Pennsylvania order.

Stitch Fix has four other distribution centers operating in the U.S. and currently plans to manage inventory and to serve clients from those facilities.

Stitch Fix will provide any further updates on its investor relations website at https://investors.stitchfix.com.

About Stitch Fix, Inc.

Stitch Fix is an online personal styling service that is reinventing the shopping experience by delivering one-to-one personalization to our clients through the combination of data science and human judgment. Stitch Fix was founded in 2011 by CEO Katrina Lake. Since then, we've helped millions of women, men, and kids discover and buy what they love through personalized selections of apparel, shoes, and accessories, curated by Stitch Fix stylists and algorithms. For more information about Stitch Fix, please visit https://www.stitchfix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding Stitch Fix's plans for operating distribution centers, managing inventory and serving clients. These statements involve substantial risks and uncertainties, including those described in the filings we make with the Securities and Exchange Commission ("SEC"). Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled "Risk Factors" in our Quarterly Report on Form 10-Q for the fiscal quarter ended February 1, 2020. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management's beliefs and assumptions only as of the date such statements are made.